EXHIBIT 11.01

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
                RIO HOTEL & CASINO, INC. and SUBSIDIARIES
                COMPUTATION OF EARNINGS PER COMMON SHARE

                                                               THREE MONTHS ENDED
                                                         JUNE 30,            JUNE 30,
                                                           1996                1995
                                                        (Unaudited)         (Unaudited)

PRIMARY:
   EARNINGS:
      NET INCOME                                         $5,475,276          $4,914,265

   SHARES:
      WEIGHTED AVERAGE NUMBER OF COMMON SHARES
         AND EQUIVALENTS OUTSTANDING                     21,237,707          21,292,259
      STOCK OPTIONS                                         434,062             397,568

      WEIGHTED AVERAGE NUMBER OF COMMON SHARES
         OUTSTANDING, AS ADJUSTED                        21,671,769          21,689,827

   EARNINGS PER COMMON SHARE:
      NET INCOME PER COMMON SHARE                        $     0.25          $     0.25


FULLY DILUTED:
   EARNINGS:
      NET INCOME                                         $5,475,276          $4,914,265

   SHARES:
      WEIGHTED AVERAGE NUMBER OF COMMON SHARES
         AND EQUIVALENTS OUTSTANDING                     21,237,707          21,292,259
      STOCK OPTIONS                                         434,198             397,768

      WEIGHTED AVERAGE NUMBER OF COMMON SHARES
         OUTSTANDING, AS ADJUSTED                        21,671,905          21,690,027

   EARNINGS PER COMMON SHARE:
      NET INCOME PER COMMON SHARE                        $     0.25          $     0.23

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

                    RIO HOTEL & CASINO, INC. and SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE


                                                               SIX MONTHS ENDED
                                                         JUNE 30,            JUNE 30,
                                                           1996                1995
                                                        (Unaudited)        (Unaudited)

PRIMARY:
   EARNINGS:
      NET INCOME                                        $10,801,110        $9,425,997

   SHARES:
      WEIGHTED AVERAGE NUMBER OF COMMON SHARES
         AND EQUIVALENTS OUTSTANDING                     21,202,588         21,293,134
      STOCK OPTIONS                                         361,978            351,687

      WEIGHTED AVERAGE NUMBER OF COMMON SHARES
         OUTSTANDING, AS ADJUSTED                        21,564,566         21,644,821

   EARNINGS PER COMMON SHARE:
      NET INCOME PER COMMON SHARE                       $      0.50         $     0.50


FULLY DILUTED:
   EARNINGS:
      NET INCOME                                        $10,801,110         $9,425,997

   SHARES:
      WEIGHTED AVERAGE NUMBER OF COMMON SHARES
         AND EQUIVALENTS OUTSTANDING                     21,202,588         21,293,134
      STOCK OPTIONS                                         364,565            370,315

      WEIGHTED AVERAGE NUMBER OF COMMON SHARES
         OUTSTANDING, AS ADJUSTED                        21,567,153         21,663,449

   EARNINGS PER COMMON SHARE:
      NET INCOME PER COMMON SHARE                        $     0.50         $     0.44

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